UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 11, 2002

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 14 pages.

ITEM 9.    REGULATION FD DISCLOSURE

     The purpose of this Current Report on Form 8-K is to file BB&T Corporation's Quarterly Performance Summary for the second quarter of 2002.

EXHIBIT INDEX

Exhibit 99.1 Quarterly Performance Summary issued July 11, 2002

July 11, 2002

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T achieves 23.0% increase in 2nd quarter earnings

     WINSTON-SALEM, N.C. — BB&T Corporation (NYSE:BBT) reported today record earnings for the second quarter of 2002 totaling $329.0 million, or $.68 per diluted share, excluding merger-related charges. These earnings reflect an increase of 23.0% compared with prior year earnings, which totaled $267.4 million. Diluted earnings per share for the current quarter increased 17.2% compared with $.58 earned during the second quarter of 2001.

     The merger-related charges, which totaled $1.1 million, resulted from the acquisitions of AREA Bancshares Corporation and MidAmerica Bancorp and costs associated with systems conversions related to previously completed acquisitions.

     BB&T’s second quarter 2002 results, excluding merger-related charges, produced an annualized return on average assets of 1.75% and an annualized return on average shareholders’ equity of 18.44%, compared with prior year ratios of 1.58% and 18.95%, respectively.

     Cash basis operating results exclude the effects of intangible assets and related amortization expenses. Excluding merger-related charges, cash basis earnings totaled $332.9 million for the second quarter of 2002, or $.69 per diluted share. These results reflect increases of 16.7% in cash basis earnings and 11.3% in cash basis diluted earnings per share compared with results for the second quarter of 2001. Cash basis earnings for the current quarter produced an annualized return on average tangible assets of 1.81%, and an annualized return on average tangible shareholders’ equity of 23.94%.

     Including merger-related charges, net income for the second quarter of 2002 totaled $328.0 million compared with $237.2 million earned in the second quarter of 2001, an increase of 38.2%. On a diluted per share basis, net income for the quarter was $.68, up 30.8% compared with $.52 earned in the comparable period in 2001. Net income for the second quarter generated an annualized return on average assets of 1.74% and an annualized return on average shareholders’ equity of 18.38% compared with prior year ratios of 1.40% and 16.81%, respectively. For the first six months of 2002, net income totaled $637.6 million, an increase of 34.6% compared with $473.7 million earned in the first half of 2001. On a diluted per share basis, earnings were $1.34, up 30.1% compared with last year.

MORE

     “I am pleased to report healthy earnings for the second quarter,” said Chairman and Chief Executive Officer John A. Allison. “The primary drivers of our performance continue to be strong growth in noninterest sources of income, an effective merger and acquisition strategy, and careful control of noninterest expenses. We are also encouraged that our asset quality indicators improved compared with the first quarter.”

     For the first six months of 2002, BB&T’s earnings were $638.2 million, or $1.34 per diluted share, excluding $10.4 million of after-tax merger-related charges and $9.8 million of net income resulting from the implementation of a new accounting principle during the first quarter. These earnings reflect increases of 20.7% and 16.5%, respectively, compared with 2001. Earnings for the six months ended June 30, excluding merger-related charges and the impact of the new accounting standard, yielded an annualized return on average assets of 1.75% and an annualized return on average shareholders’ equity of 18.89%, compared with prior year ratios of 1.58% and 19.13%, respectively.

BB&T Recognized as One of the Nation’s Best Banks

     During the second quarter, BB&T received high praise from a number of highly regarded financial publications and organizations for industry leading growth and performance. In its special annual issue (Spring 2002) highlighting the top performing companies, Business Week ranked BB&T as the third highest performing bank in the country and the 81st best performer of all S&P 500 companies. In its May 2002 issue, SmartMoney magazine rated BB&T as one of its “Five Worthy Income Stocks.” Also, Barron’s, in its April 22 edition, ranked BB&T as the second highest performing bank and the 17th highest performing company among the nation’s 500 largest companies – the top 4%. Finally, Standard & Poor’s raised BB&T’s debt ratings across the board during the quarter citing BB&T’s “solid track record of strong earnings, good asset quality, and comfortable capital levels while building a multistate franchise …"

     “We are very pleased to compare so favorably to our peers,” said Allison. “These independent studies consider a wide range of performance criteria and the highest ranking institutions must perform well in all areas and consistently over the long-term. This recognition provides further indications that we are achieving our objectives.”

BB&T Declares 11.5% Increase in Dividend; Receives Recognition

     On June 25, BB&T’s board of directors approved an 11.5% increase in the quarterly cash dividend paid to shareholders. The increase, to $.29 per share, marks the 31st consecutive year that BB&T has raised its cash dividend to shareholders. In addition, BB&T has paid a dividend every year since 1920. In recognition of this outstanding track record, BB&T was named a 2002 “Dividend Achiever” by Mergent, a provider of global financial information. Fewer than 3% of the more than 11,000 companies reviewed by Mergent received this recognition.

MORE

Earnings Growth Led by 21.1% Increase in Noninterest Income

     Total noninterest income was $404.1 million for the second quarter of 2002, an increase of 21.1% compared with the same period in 2001. This increase was primarily driven by service charges on deposits, investment banking and brokerage fees and commissions and agency insurance commissions.

     Income from service charges on deposit accounts totaled $101.5 million for the second quarter, an increase of 15.3% compared with the same period in 2001. This increase resulted from growth in deposit accounts, higher transaction volume and income from acquisitions.

     Investment banking and brokerage fees and commissions totaled $56.0 million for the quarter, an increase of 30.6% compared with the second quarter last year. This increase resulted from substantially higher revenues generated by fixed income underwriting fees, as well as increased trading income and retail brokerage fees. BB&T Investment Services, Inc. received the inaugural “Program of the Year” award given by the Bank Securities Association. The award recognized BB&T as the No. 1 regional bank brokerage program in the nation.

     BB&T’s insurance operations continued to enjoy solid growth in commission income. Commissions from insurance operations totaled $74.1 million in the second quarter of 2002, up 64.4% compared with the second quarter last year. This significant increase reflects the Jan. 1 purchase of CRC Insurance Services, Inc., BB&T’s wholesale insurance brokerage subsidiary, as well as acquisitions of other agencies in 2002 and 2001. BB&T’s insurance agency network also realized internal commission income growth of approximately 14% during the quarter.

     Excluding the effect of acquisitions accounted for as purchases, noninterest income totaled $363.4 million for the quarter, reflecting an increase of 8.9% compared with the same period in 2001.

Nonperforming Assets and Loan Losses Decline

     BB&T’s asset quality measurements improved compared with the first quarter of 2002. Nonperforming assets as a percentage of total assets were .52% at June 30, down from .56% at the end of the first quarter of 2002. Annualized net charge-offs were .46% of average loans and leases for the second quarter of 2002, compared with .48% in the first quarter of 2002. Excluding losses at BB&T’s specialized lending subsidiaries, annualized net charge-offs for the quarter were .38% of average loans and leases.

Expense Control Remains a Strength for BB&T

     Noninterest expenses, excluding merger-related charges, totaled $575.3 million for the second quarter, up 12.9% compared with the same period last year. Excluding expense growth from acquisitions, BB&T’s noninterest expense increased only 1.4%. BB&T’s cash basis efficiency ratio was 50.4% for the current quarter.

MORE

BB&T Has Active Quarter for Mergers and Acquisitions

     On May 22, BB&T announced plans to acquire Regional Financial Corp., and its banking subsidiary, First South Bank, of Tallahassee, Fla. The acquisition marks BB&T’s initial entry into some of Florida’s most economically attractive markets and provides BB&T with a solid presence in one of the nation’s fastest growing states. With $1.6 billion in assets, First South Bank operates 11 full-service retail branches, three limited service branches, and eight mortgage loan production offices in Tallahassee and the Florida Panhandle, Jacksonville, and along the Gulf Coast from Beverly Hills to Naples.

     On April 9, BB&T completed its acquisition of The Pfefferkorn Company, a mortgage banking company based in Winston-Salem, N.C. The acquisition increased BB&T’s mortgage servicing portfolio by $840 million and increased annual mortgage originations by more than $100 million.

     On April 30, BB&T acquired Virginia Investment Counselors, Inc., an investment advisory firm with $1.2 billion in assets under management based in Norfolk, Va. The acquisition substantially expands BB&T’s asset management capabilities.

     On June 19, BB&T announced plans to acquire New York City-based American Marketing Center, Inc., a wholesale insurance broker specializing in real estate products. The acquisition will significantly expand BB&T’s wholesale insurance operations in very strong markets.

     On May 1, plans were announced to acquire Benefit Consultants, an employee benefits company based in Richmond, Va. On July 1, BB&T completed its acquisition of Hunt, DuPree, Rhine & Associates, Inc., an employee benefits and investment advisory firm based in Greenville, S.C. These acquisitions will enhance BB&T’s product line of employee benefits and related services.

     In addition to the mergers and acquisitions described above, BB&T completed the systems integration of Community First Banking Company, of Carrollton, Ga., during the second quarter.

     At June 30, BB&T had $76.3 billion in assets and operated 1,122 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on July 10 was $36.53 per share.

     For additional information about BB&T’s financial performance, company news, and products and services, please visit our web site at www.BBandT.com.

     To hear a live webcast of BB&T’s second quarter 2002 earnings conference call at 10 a.m. today, please visit our web site at www.BBandT.com. Replays of the conference call will be available through our web site until 5 p.m. (EDT) July 26.

#

_________________

     This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/02	6/30/01	$	%

INCOME STATEMENT EXCLUDING MERGER-RELATED CHARGES (1)
Interest income - taxable equivalent	$1,159,475	$1,282,009	$(122,534)	(9.6)%
Interest expense	432,169	633,550	(201,381)	(31.8)
Net interest income - taxable equivalent	727,306	648,459	78,847	12.2
Less: Taxable equivalent adjustment	37,210	53,404	(16,194)	(30.3)
Net interest income	690,096	595,055	95,041	16.0
Provision for loan & lease losses	58,500	44,298	14,202	32.1
Net interest income after provision for loan & lease losses	631,596	550,757	80,839	14.7
Noninterest income (2)	404,067	333,599	70,468	21.1
Noninterest expense (3)	575,298	509,651	65,647	12.9
Income before income taxes	460,365	374,705	85,660	22.9
Provision for income taxes	131,363	107,278	24,085	22.5
Income excluding merger-related charges (1)	329,002	267,427	61,575	23.0
Merger-related charges, net of tax (1)	1,050	30,198	(29,148)	NM
Net income	$327,952	$237,229	$90,723	38.2%

PER SHARE DATA EXCLUDING MERGER-RELATED CHARGES (1)
Basic earnings	$.69	$.59	$.10	16.9%
Diluted earnings	.68	.58	.10	17.2
Weighted average shares - Basic	478,121,878	451,712,342
Diluted	484,009,961	457,879,467
Dividends paid on common shares	$.26	$.23	$.03	13.0%

PERFORMANCE RATIOS EXCLUDING MERGER-RELATED CHARGES (1)
Return on average assets	1.75%	1.58%
Return on average equity	18.44	18.95
Return on average realized equity (4)	19.08	19.74
Net yield on earning assets (taxable equivalent)	4.27	4.16
Efficiency (taxable equivalent) (5)	50.9	52.0

CASH BASIS PERFORMANCE
EXCLUDING MERGER-RELATED CHARGES (1)(6)
Earnings excluding merger-related charges	$332,899	$285,243	$47,656	16.7%
Diluted earnings per share	.69	.62	.07	11.3
Return on average tangible assets	1.81%	1.72%
Return on average tangible equity	23.94	24.00
Return on average realized tangible equity (4)	25.01	24.91
Efficiency ratio (taxable equivalent) (5)	50.4	50.2

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/02	6/30/01	$	%

INCOME STATEMENT
Interest income - taxable equivalent	$1,159,475	$1,281,421	$(121,946)	(9.5)%
Interest expense	432,169	633,550	(201,381)	(31.8)
Net interest income - taxable equivalent	727,306	647,871	79,435	12.3
Less: Taxable equivalent adjustment	37,210	53,404	(16,194)	(30.3)
Net interest income	690,096	594,467	95,629	16.1
Provision for loan & lease losses	58,500	48,798	9,702	19.9
Net interest income after provision for loan & lease losses	631,596	545,669	85,927	15.7
Noninterest income	404,067	346,667	57,400	16.6
Noninterest expense	576,852	563,842	13,010	2.3
Income before income taxes	458,811	328,494	130,317	39.7
Provision for income taxes	130,859	91,265	39,594	43.4
Net Income	$327,952	$237,229	$90,723	38.2%

PER SHARE DATA
Basic earnings	$.69	$.53	$.16	30.2%
Diluted earnings	.68	.52	.16	30.8
Weighted average shares - Basic	478,121,878	451,712,342
Diluted	484,009,961	457,879,467
Dividends paid on common shares	$.26	$.23	$.03	13.0%

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.74%	1.40%
Return on average equity	18.38	16.81
Return on average realized equity (4)	19.02	17.51

NOTES:		Applicable ratios are annualized.
	(1)	Merger-related charges include $1.1 million and $30.2 million in 2002 and 2001, respectively, of net after-tax expenses primarily associated with acquisitions.
	(2)	Excluding purchase accounting transactions, noninterest income would have increased $29.8 million, or 8.9%, for the quarter compared to the same period in 2001.
	(3)	Excluding purchase accounting transactions, noninterest expense would have increased $7.1 million, or 1.4%, for the quarter compared to the same period in 2001.
	(4)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale.
	(5)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and merger-related charges.
	(6)	Cash basis performance excludes the effect on earnings of amortization expense applicable to intangible assets and the unamortized balances of intangibles from assets and equity.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/02	6/30/01	$	%

INCOME STATEMENT EXCLUDING MERGER-RELATED CHARGES (1)
Interest income - taxable equivalent	$2,279,098	$2,602,509	$(323,411)	(12.4)%
Interest expense	866,530	1,319,645	(453,115)	(34.3)
Net interest income - taxable equivalent	1,412,568	1,282,864	129,704	10.1
Less: Taxable equivalent adjustment	75,200	102,355	(27,155)	(26.5)
Net interest income	1,337,368	1,180,509	156,859	13.3
Provision for loan & lease losses	115,000	77,468	37,532	48.4
Net interest income after provision for loan & lease losses	1,222,368	1,103,041	119,327	10.8
Noninterest income	778,787	639,480	139,307	21.8
Noninterest expense	1,108,989	994,293	114,696	11.5
Income before income taxes	892,166	748,228	143,938	19.2
Provision for income taxes	253,917	219,356	34,561	15.8
Income excluding merger-related charges (1)	638,249	528,872	109,377	20.7
Merger-related charges, net of tax (1)	652	55,143	(54,491)	NM
Net income	$637,597	$473,729	$163,868	34.6%

PER SHARE DATA EXCLUDING MERGER-RELATED CHARGES (1)
Basic earnings	$1.36	$1.17	$.19	16.2%
Diluted earnings	1.34	1.15	.19	16.5
Weighted average shares - Basic	470,554,054	452,171,070
Diluted	476,349,694	458,649,989
Dividends paid on common shares	$.52	$.46	$.06	13.0%

PERFORMANCE RATIOS EXCLUDING MERGER-RELATED CHARGES (1)
Return on average assets	1.75%	1.58%
Return on average equity	18.89	19.13
Return on average realized equity (4)	19.66	19.82
Net yield on earning assets (taxable equivalent)	4.26	4.15
Noninterest income as a percentage of
total income (taxable equivalent) (2)	35.3	33.0
Efficiency (taxable equivalent) (2)	50.7	51.9

CASH BASIS PERFORMANCE EXCLUDING MERGER-RELATED CHARGES (1)(3)
Earnings excluding merger-related charges	$644,850	$563,996	$80,854	14.3%
Diluted earnings per share	1.35	1.23	.12	9.8
Return on average tangible assets	1.80%	1.71%
Return on average tangible equity	23.70	23.98
Return on average realized tangible equity (4)	24.92	25.00
Efficiency ratio (taxable equivalent) (2)	50.2	50.0

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/02	6/30/01	$	%

INCOME STATEMENT
Interest income - taxable equivalent	$2,279,098	$2,601,921	$(322,823)	(12.4	) %
Interest expense	866,530	1,319,645	(453,115)	(34.3)
Net interest income - taxable equivalent	1,412,568	1,282,276	130,292	10.2
Less: Taxable equivalent adjustment	75,200	102,355	(27,155)	(26.5)
Net interest income	1,337,368	1,179,921	157,447	13.3
Provision for loan & lease losses	115,000	90,818	24,182	26.6
Net interest income after provision for loan & lease losses	1,222,368	1,089,103	133,265	12.2
Noninterest income	778,787	678,678	100,109	14.8
Noninterest expense	1,125,162	1,102,340	22,822	2.1
Income before income taxes and change in accounting principle	875,993	665,441	210,552	31.6
Provision for income taxes	248,176	191,712	56,464	29.5
Income before cumulative effect of change in accounting principle	627,817	473,729	154,088	32.5
Cumulative effect of change in accounting principle	9,780	--	9,780	NM
Net income	$637,597	$473,729	$163,868	34.6%

PER SHARE DATA
Basic earnings
Income before cumulative effect of change in accounting principle	$1.33	$1.05	$.28	26.7%
Cumulative effect of change in accounting principle	.02	--	.02	NM
Net income	1.35	1.05	.30	28.6
Diluted earnings
Income before cumulative effect of change in accounting principle	1.32	1.03	.29	28.2
Cumulative effect of change in accounting principle	.02	--	.02	NM
Net income	$1.34	$1.03	$.31	30.1%

PERFORMANCE RATIOS
Return on average assets	1.75%	1.41%
Return on average equity	18.87	17.14
Return on average realized equity (4)	19.64	17.75

NOTES:		Applicable ratios are annualized.
	(1)	Merger-related charges include $10.4 million and $55.1 million in 2002 and 2001, respectively, of net after-tax expense associated with acquisitions, and the cumulative effect of a change in accounting principle, which resulted in the recognition of income
	(2)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and merger-related charges for all periods.
	(3)	Cash basis operating results exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital. Cash basis performance ratios exclude the amortization of nonqualifying intangible assets from earnings and
	(4)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Six Months Ended		Increase (Decrease)

(Dollars in thousands)
SELECTED BALANCE SHEET DATA	6/30/02	6/30/01	$	%

End of period balances
Securities available for sale	$18,076,387	$15,370,474	$2,705,913	17.6
Securities held to maturity	47,366	308,846	(261,480)	(84.7)
Trading securities	132,305	120,381	11,924	9.9
Total securities	18,256,058	15,799,701	2,456,357	15.5
Commercial loans & leases	28,375,721	25,102,074	3,273,647	13.0
Consumer loans	12,355,759	11,228,486	1,127,273	10.0
Revolving credit loans	986,145	892,969	93,176	10.4
Mortgage loans	8,812,309	9,803,743	(991,434)	(10.1)
Total loans & leases	50,529,934	47,027,272	3,502,662	7.4
Allowance for loan & lease losses	706,446	610,171	96,275	15.8
Other earning assets	330,555	506,263	(175,708)	(34.7)
Total earning assets	68,638,124	62,923,591	5,714,533	9.1
Total assets	76,333,441	68,811,370	7,522,071	10.9
Noninterest-bearing deposits	7,625,530	6,419,145	1,206,385	18.8
Savings & interest checking	3,290,255	3,263,459	26,796.8
Money rate savings	14,632,630	12,768,711	1,863,919	14.6
CDs and other time deposits	25,360,774	22,499,458	2,861,316	12.7
Total deposits	50,909,189	44,950,773	5,958,416	13.3
Short-term borrowed funds	4,930,434	5,704,614	(774,180)	(13.6)
Long-term debt	10,979,492	10,864,249	115,243	1.1
Total interest-bearing liabilities	59,193,585	55,100,491	4,093,094	7.4
Total shareholders' equity	$7,128,356	$5,855,699	$1,272,657	21.7

Average balances
Securities, at amortized cost	$17,040,636	$15,641,844	$1,398,792	8.9%
Commercial loans & leases	27,264,357	24,870,520	2,393,837	9.6
Consumer loans	11,778,339	11,067,317	711,022	6.4
Revolving credit loans	957,074	861,797	95,277	11.1
Mortgage loans	9,056,119	9,061,024	(4,905)	(.1)
Total loans & leases	49,055,889	45,860,658	3,195,231	7.0
Other earning assets	404,904	466,111	(61,207)	(13.	1)
Total earning assets	66,501,429	61,968,613	4,532,816	7.3
Total assets	73,521,039	67,524,431	5,996,608	8.9
Noninterest-bearing deposits	6,826,917	5,969,416	857,501	14.4
Savings & interest checking	3,385,771	3,447,388	(61,617)	(1.8)
Money rate savings	14,171,994	12,065,884	2,106,110	17.5
CDs and other time deposits	23,146,738	22,293,957	852,781	3.8
Total deposits	47,531,420	43,776,645	3,754,775	8.6
Short-term borrowed funds	5,860,857	6,085,596	(224,739)	(3.7)
Long-term debt	11,427,259	10,721,715	705,544	6.6
Total interest-bearing liabilities	57,992,619	54,614,540	3,378,079	6.2
Total shareholders' equity	$6,814,741	$5,573,836	$1,240,905	22.3

	As of / For the Quarter Ended

(Dollars in thousands)	6/30/02	3/31/02	12/31/01	9/30/01	6/30/01

MISCELLANEOUS INFORMATION (1)
Unrealized appreciation (depreciation) on
securities available for sale, net of tax	$291,101	$160,399	$288,107	$407,966	$250,548
Derivatives (notional value)	5,787,952	5,222,994	5,614,502	3,752,445	3,361,296
Fair value of derivatives portfolio	40,848	46,936	43,973	(2,407)	8,667
Common stock prices (daily close): High	39.23	39.11	36.96	38.48	37.01
Low	36.60	34.47	32.10	33.57	34.25
End of period	38.60	38.11	36.11	36.45	36.70
Weighted average shares - Basic	478,121,878	462,902,144	454,031,392	454,346,907	451,712,342
Diluted	484,009,961	468,604,312	459,369,269	460,387,879	457,879,467
End of period shares outstanding	475,535,863	481,195,674	455,682,560	452,984,331	456,031,476
End of period banking offices	1,122	1,132	1,081	1,085	1,095
ATMs	1,723	1,718	1,613	1,614	1,430

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	(1)	BB&T had approximately 24,000 full-time equivalent employees at June 30, 2002.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/02	3/31/02	12/31/01	9/30/01	6/30/01

INCOME STATEMENTS EXCLUDING
MERGER-RELATED CHARGES (1)
Interest income - taxable equivalent
Interest & fees on loans & leases	$881,084	$844,804	$897,529	$977,910	$998,665
Interest & dividends on securities	276,837	272,326	278,719	279,120	278,356
Interest on short-term investments	1,554	2,493	2,228	3,514	4,988
Total interest income - taxable equivalent	1,159,475	1,119,623	1,178,476	1,260,544	1,282,009
Interest expense
Interest on deposits	258,187	259,602	315,532	381,409	421,861
Interest on short-term borrowed funds	26,540	26,449	35,451	55,913	58,251
Interest on long-term debt	147,442	148,310	152,488	154,498	153,438
Total interest expense	432,169	434,361	503,471	591,820	633,550
Net interest income - taxable equivalent	727,306	685,262	675,005	668,724	648,459
Less: Taxable equivalent adjustment	37,210	37,990	42,938	45,572	53,404
Net interest income	690,096	647,272	632,067	623,152	595,055
Provision for loan & lease losses	58,500	56,500	65,000	45,500	44,298
Net interest income after provision for
loan & lease losses	631,596	590,772	567,067	577,652	550,757
Noninterest income
Service charges on deposits	101,476	90,162	93,773	88,305	87,992
Mortgage banking income	43,963	50,562	39,194	52,068	51,482
Investment banking & brokerage fees & commissions	56,039	52,893	45,085	43,599	42,904
Trust revenue	24,197	23,128	18,962	22,931	23,929
Agency insurance commissions	74,063	63,883	45,724	44,120	45,049
Other insurance commissions	3,986	3,485	4,122	3,089	3,549
Other nondeposit fees & commissions	52,480	44,116	46,709	48,600	47,750
Securities gains (losses), net	19,666	13,407	32,257	3,786	3,576
Other income	28,197	33,084	31,183	30,095	27,368
Total noninterest income	404,067	374,720	357,009	336,593	333,599
Noninterest expense
Personnel expense	319,622	304,893	288,235	281,830	282,484
Occupancy & equipment expense	84,688	83,451	73,890	79,222	75,102
Foreclosed property expense	880	341	1,158	673	500
Amortization of intangibles	6,258	4,351	17,854	18,529	18,404
Other noninterest expense	163,850	140,655	140,144	134,456	133,161
Total noninterest expense	575,298	533,691	521,281	514,710	509,651
Income before income taxes	460,365	431,801	402,795	399,535	374,705
Provision for income taxes	131,363	122,554	115,049	116,020	107,278
Income excluding merger-related charges (1)	$329,002	$309,247	$287,746	$283,515	$267,427

PER SHARE DATA EXCLUDING
MERGER-RELATED CHARGES (1)
Basic earnings	$.69	$.67	$.63	$.62	$.59
Diluted earnings	.68	.66	.63	.62	.58
Dividends paid on common shares	.26	.26	.26	.26	.23
Book value per share	$14.99	$14.66	$13.50	$13.18	$12.84

RATIOS EXCLUDING
MERGER-RELATED CHARGES (1)
Return on average assets	1.75%	1.75%	1.62%	1.62%	1.58%
Return on average equity	18.44	19.39	18.56	19.05	18.95
Return on average realized equity (2)	19.08	20.32	19.89	20.00	19.74
Net yield on earning assets (taxable equivalent)	4.27	4.26	4.20	4.19	4.16
Efficiency (taxable equivalent) (3)	50.9	50.5	50.3	51.3	52.0
Noninterest income as a percentage of
total income (taxable equivalent) (3)	35.5	35.1	34.5	33.2	33.7
Equity as a percentage of total assets
end of period	9.3	9.4	8.7	8.5	8.5
Average earning assets as a percentage of
average total assets	90.3	90.6	90.7	91.4	91.7
Average loans & leases as a percentage of
average deposits	101.9	104.7	105.7	106.0	104.3

CASH BASIS PERFORMANCE EXCLUDING
MERGER-RELATED CHARGES (1)(4)
Earnings excluding merger-related charges	$332,899	$311,951	$304,526	$300,643	$285,243
Diluted earnings per share	.69	.67	.66	.65	.62
Return on average tangible assets	1.81%	1.80%	1.73%	1.73%	1.72%
Return on average tangible equity	23.94	23.46	22.87	23.57	24.00
Return on average realized tangible equity (2)	25.01	24.82	24.81	24.94	24.91
Efficiency ratio (taxable equivalent) (3)	50.4	50.1	48.6	49.6	50.2

NOTES:		Applicable ratios are annualized.
	(1)	Net merger-related charges totaled $1.1 million, $(.4 million), $9.8 million, $61.5 million and $30.2 million, net of tax, for the quarters ended June 30, 2002, March 31, 2002, December 31, 2001, September 30, 2001, and June 30,
	(2)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale.
	(3)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and merger-related charges.
	(4)	Cash basis performance excludes the effect on earnings of amortization expense applicable to intangible assets and the unamortized balances of intangibles from assets and equity.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

SELECTED BALANCE SHEET DATA	6/30/02	3/31/02	12/31/01	9/30/01	6/30/01
(Dollars in thousands)

End of period balances
Securities available for sale	$18,076,387	$17,515,228	$16,621,684	$16,679,755	$15,370,474
Securities held to maturity	47,366	44,189	40,496	38,379	308,846
Trading securities	132,305	143,976	97,675	116,523	120,381
Total securities	18,256,058	17,703,393	16,759,855	16,834,657	15,799,701
Commercial loans & leases	28,375,721	28,139,248	25,959,142	25,532,901	25,102,074
Consumer loans	12,355,759	11,962,560	11,214,193	11,278,277	11,228,486
Revolving credit loans	986,145	953,956	951,319	908,868	892,969
Mortgage loans	8,812,309	9,100,813	9,318,519	9,429,390	9,803,743
Total loans & leases	50,529,934	50,156,577	47,443,173	47,149,436	47,027,272
Allowance for loan & lease losses	706,446	705,905	644,418	634,552	610,171
Other earning assets	330,555	333,035	360,789	370,912	506,263
Total earning assets	68,638,124	67,924,614	64,087,088	63,685,851	62,923,591
Total assets	76,333,441	74,949,720	70,869,945	70,309,046	68,811,370
Noninterest-bearing deposits	7,625,530	7,142,729	6,939,640	6,356,051	6,419,145
Savings & interest checking	3,290,255	3,287,663	3,013,702	3,094,104	3,263,459
Money rate savings	14,632,630	14,894,883	13,902,088	13,156,255	12,768,711
CDs and other time deposits	25,360,774	23,145,964	20,877,845	22,607,819	22,499,458
Total deposits	50,909,189	48,471,239	44,733,275	45,214,229	44,950,773
Short-term borrowed funds	4,930,434	6,043,367	6,649,100	5,923,442	5,704,614
Long-term debt	10,979,492	11,444,091	11,721,076	11,408,329	10,864,249
Total interest-bearing liabilities	59,193,585	58,815,968	56,163,811	56,189,949	55,100,491
Total shareholders' equity	7,128,356	7,055,418	6,150,209	5,969,828	5,855,699
Goodwill	1,457,257	1,417,993	879,903	792,689	804,916
Core deposit & other intangibles	119,533	137,202	54,456	42,950	41,721
Total intangibles	1,576,790	1,555,195	934,359	835,639	846,637
Mortgage servicing rights	395,654	386,386	359,037	340,746	295,527
Negative goodwill	$--	$--	$9,780	$10,465	$11,143

Average balances
Securities, at amortized cost	$17,593,605	$16,481,523	$16,239,595	$16,015,660	$15,542,138
Commercial loans & leases	28,166,521	26,352,170	25,801,611	25,497,844	25,083,430
Consumer loans	12,164,490	11,387,897	11,249,000	11,278,665	11,112,264
Revolving credit loans	969,544	944,465	919,501	897,121	871,586
Mortgage loans	8,964,574	9,148,681	9,452,120	9,510,234	9,348,150
Total loans & leases	50,265,129	47,833,213	47,422,232	47,183,864	46,415,430
Other earning assets	354,745	455,620	354,614	437,959	453,386
Total earning assets	68,213,479	64,770,356	64,016,441	63,637,483	62,410,954
Total assets	75,537,986	71,481,681	70,610,330	69,590,582	68,087,219
Noninterest-bearing deposits	7,151,674	6,498,552	6,560,631	6,319,783	6,119,524
Savings & interest checking	3,568,247	3,201,268	3,240,975	3,313,821	3,398,441
Money rate savings	14,617,809	13,721,226	13,208,472	12,654,015	12,371,408
CDs and other time deposits	24,007,049	22,276,868	21,864,320	22,237,050	22,628,040

Total deposits	49,344,779	45,697,914	44,874,398	44,524,669	44,517,413
Short-term borrowed funds	5,791,792	5,930,689	6,427,523	6,451,865	5,572,755
Long-term debt	11,283,857	11,572,254	11,492,851	11,174,903	10,975,583
Total interest-bearing liabilities	59,268,754	56,702,305	56,234,141	55,831,654	54,946,227
Total shareholders' equity	$7,156,600	$6,469,084	$6,150,335	$5,903,303	$5,659,565

RISK-BASED CAPITAL (1)
Risk-based capital:
Tier 1	$5,347,653	$5,371,989	$5,002,896	$4,829,647	$4,828,028
Total	7,019,561	7,205,160	6,796,958	6,613,329	5,950,114
Risk-weighted assets	54,863,492	54,080,258	50,972,300	50,130,294	49,587,717
Average quarterly tangible assets	73,649,018	69,534,802	69,262,888	68,411,234	67,464,682
Risk-based capital ratios:
Tier 1	9.7%	9.9%	9.8%	9.6%	9.7%
Total	12.8	13.3	13.3	13.2	12.0
Leverage capital ratio	7.3	7.7	7.2	7.1	7.2

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	(1)	Current quarter information is estimated.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	6/30/02		3/31/02		12/31/01		9/30/01		6/30/01

ASSET QUALITY ANALYSIS
Allowance For Loan & Lease Losses
Beginning balance	$705,905		$644,418		$634,552		$610,171		$601,788
Allowance for acquired loans, net	136		61,177		9,047		--		9,470
Provision for loan & lease losses	58,500		56,500		65,000		68,500		48,798
Charge-offs	(69,144)		(67,206)		(76,082)		(54,885)		(59,750)
Recoveries	11,049		11,016		11,901		10,766		9,865

Net charge-offs	(58,095)		(56,190)		(64,181)		(44,119)		(49,885)

Ending balance	$706,446		$705,905		$644,418		$634,552		$610,171

Nonperforming Assets
Nonaccrual loans & leases	$335,287		$354,916		$316,607		$266,384		$244,711
Foreclosed real estate	49,009		46,687		39,106		34,601		27,725
Other foreclosed property	15,803		20,734		17,858		17,733		20,494
Restructured loans	--		--		--		183		521

Nonperforming assets	$400,099		$422,337		$373,571		$318,901		$293,451

Loans 90 days or more past due
& still accruing	$98,143		$100,962		$101,778		$93,968		$84,399
Loans 90 days or more past due & still accruing
as a percentage of total loans and leases	.19%		.20%		.21%		.20%		.18%

Asset Quality Ratios
Nonaccrual and restructured loans & leases
as a percentage of total loans & leases	.66%		.71%		.67%		.57%		.52%
Nonperforming assets as a percentage of:
Total assets	.52		.56		.53		.45		.43
Loans & leases plus
foreclosed property	.79		.84		.79		.68		.62
Net charge-offs as a percentage of
average loans & leases	.46		.48		.54		.37		.43
Net charge-offs excluding specialized
lending as a percentage of average
loans & leases (1)	.38		.37		.46		.30		.37
Allowance for loan & lease losses as
a percentage of loans & leases	1.40		1.41		1.36		1.35		1.30
Ratio of allowance for loan & lease losses to:
Net charge-offs	3.03	x	3.10	x	2.53	x	3.63	x	3.05	x
Nonaccrual and restructured loans & leases	2.11		1.99		2.04		2.38		2.49

	As of / for the Six Months Ended				Increase (Decrease)

	6/30/02		6/30/01		$	%

Allowance For Loan & Lease Losses
Beginning balance	$644,418		$578,107		$66,311	11.5
Allowance for acquired loans	61,313		20,036		41,277	NM
Provision for loan & lease losses	115,000		90,818		24,182	26.6
Charge-offs	(136,350)		(100,262)		(36,088)	(36.0)
Recoveries	22,065		21,472		593	2.8

Net charge-offs	(114,285)		(78,790)		(35,495)	(45.1)
Ending balance	$706,446		$610,171		$96,275	15.8

Asset Quality Ratios
Net charge-offs as a percentage of
average loans & leases	.47%		.35%
Ratio of allowance for loan & lease losses to
net charge-offs	3.07	x	3.84	x

	For the Quarter Ended

	6/30/02	3/31/02	12/31/01	9/30/01	6/30/01

ANNUALIZED INTEREST YIELDS / RATES (2)
Interest income:
Securities & other	6.20%	6.49%	6.77%	6.87%	7.09%
Loans & leases	7.03	7.14	7.52	8.24	8.63

Total earning assets	6.81	6.97	7.33	7.88	8.23

Interest expense:
Interest-bearing deposits	2.45	2.69	3.27	3.96	4.41
Short-term borrowed funds	1.84	1.81	2.19	3.44	4.19
Long-term debt	5.24	5.19	5.27	5.49	5.60

Total interest-bearing liabilities	2.92	3.10	3.55	4.21	4.62

Net yield on earning assets	4.27%	4.26%	4.20%	4.19%	4.16%

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's consumer finance subsidiaries.
	(2)	Excludes merger-related charges. Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands)	6/30/02	6/30/01	$	%

SELECTED BALANCES EXCLUDING PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans & leases	$28,068,609	$26,765,038	$1,303,571	4.9
Consumer loans	12,025,387	11,760,040	265,347	2.3
Revolving credit loans	966,632	890,890	75,742	8.5
Mortgage loans (2)	9,871,651	10,480,959	(609,308)	(5.8)
Total loans & leases	50,932,279	49,896,927	1,035,352	2.1
Noninterest-bearing deposits (3)	7,267,939	6,643,656	624,283	9.4
Interest-bearing transaction accounts	18,087,323	16,838,592	1,248,731	7.4
CDs and other time deposits	23,810,659	24,523,855	(713,196)	(2.9)
Total deposits	$49,165,921	$48,006,103	$1,159,818	2.4

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands)	6/30/02	6/30/01	$	%

SELECTED INCOME STATEMENT ITEMS EXCLUDING
MERGER-RELATED CHARGES AND PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	$1,348,495	$1,282,864	$65,631	5.1%
Noninterest income
Service charges on deposits	182,738	167,444	15,294	9.1
Mortgage banking income (4)	92,019	92,674	(655)	(0.7)
Investment banking & brokerage fees & commissions	108,464	86,612	21,852	25.2
Trust revenue	43,832	49,005	(5,173)	(10.6)
Agency insurance commissions	97,078	87,002	10,076	11.6
Other insurance commissions	7,117	6,389	728	11.4
Other nondeposit fees & commissions	91,315	92,299	(984)	(1.1)
Securities gains (losses), net (4)	32,716	7,208	25,508	NM
Other income	59,967	50,847	9,120	17.9
Total noninterest income	715,246	639,480	75,766	11.8
Noninterest expense
Personnel expense	571,226	556,793	14,433	2.6
Occupancy & equipment expense	159,558	150,274	9,284	6.2
Other noninterest expense	290,653	287,226	3,427	1.2
Total noninterest expense	$1,021,437	$994,293	$27,144	2.7%

NOTES:	(1)	Amounts adjusted to exclude growth that resulted from the timing of acquisitions purchased during 2002 and 2001.
	(2)	Excludes the impact of mortgage loan securitization programs in 2001.
	(3)	Excludes the impact of the outsourcing of official checks in both 2002 and 2001.
	(4)	Mortgage banking income includes a $25.5 million provision for the impairment of mortgage servicing rights in 2002. This provision is offset by securities gains.
	NM	- not meaningful.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       July 11, 2002